Exhibit 99.1

CAREMARK SHAREHOLDERS TO RECEIVE SPECIAL DIVIDEND

FOLLOWING MERGER WITH CVS

•	CVS/Caremark to Retire 150 Million Shares to Optimize Capital Structure

•	Companies Now Expect Double-Digit Cents-Per-Share Accretion in 2008 And Higher Return on Equity

•	Merger Also Expected to Generate Incremental Revenues of $800 Million to $1 Billion in 2008 and Significantly More Thereafter

WOONSOCKET, RI and NASHVILLE, TN, January 16, 2007 – CVS Corporation (NYSE: CVS) and Caremark Rx, Inc. (NYSE: CMX) announced today that they have taken several steps to enhance the value of their proposed merger for shareholders of both companies, including the payment after the merger closes of a special one-time cash dividend of $2.00 per share to Caremark shareholders as of the dividend record date.

CVS and Caremark also announced they will retire 150 million of the outstanding shares in the new company, representing approximately 10 percent of the combined company’s outstanding shares, promptly following the close of the transaction. The share retirement is expected to enable the new company to achieve double-digit cents-per-share accretion and significantly increase the combined company’s return on equity in 2008. The companies have secured bank commitments for $5 billion to fund the share retirement program. CVS and Caremark expect the new company will have a strong investment grade credit rating and retain sufficient balance sheet flexibility to make investments in future growth as well as return value to shareholders through dividends and share repurchases.

The original terms of the CVS/Caremark merger agreement remain unchanged. Caremark shareholders will receive 1.67 shares of CVS/Caremark stock for each share of Caremark they own in the merger of equals transaction. On a pro forma basis, CVS stockholders will own 54.5% of the combined company and Caremark stockholders will own 45.5%. Both the special dividend and share retirement programs are conditioned upon closing of the transaction.

CVS and Caremark have begun integration planning as a result of having received antitrust clearance for their merger on December 20, 2006. The companies previously announced that they have conservatively estimated annual cost synergies of $500 million. In addition, as a result of further preliminary joint integration planning, the companies said they now expect to achieve between $800 million and $1 billion in incremental revenues in 2008 and significantly more thereafter. The incremental revenues are expected to be generated by the differentiated new offerings that only a drugstore/PBM combination can provide.

“We are very pleased to announce today several steps taken by CVS and Caremark that will deliver additional value to both shareholder bases while significantly enhancing the capital structure of our combined company going forward,” said Mac Crawford, Chairman, CEO and President of Caremark. “We believe the dividend payment and share repurchase augment the already significant value that will be created by our merger and demonstrates our strong commitment to completing this transaction.”

“As CVS and Caremark have worked our way through the merger process, we have grown increasingly enthusiastic about the strategic benefits of our merger, and about the additional financial flexibility our partnership will create,” said Tom Ryan, Chairman, President and CEO of CVS. “Today’s announcement is further evidence that not only will CVS/Caremark be uniquely positioned to address the country’s evolving healthcare needs, but we can do it in a way that rewards our shareholders for years to come.”

The companies will be filing revised joint proxy materials with the Securities and Exchange Commission today updating disclosure to reflect these matters.

About CVS Corporation

CVS is America’s largest retail pharmacy, operating more than 6,200 retail and specialty pharmacy stores in 43 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS innovatively serves the healthcare needs of all customers through its CVS/pharmacy stores; its online pharmacy, CVS.com; its retail-based health clinic subsidiary, MinuteClinic; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com, as well as through the pressroom portion of the Company’s website, at www.cvs.com/pressroom.

About Caremark Rx, Inc.

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders. Additional information about Caremark is available at www.Caremark.com.

Contacts:

For CVS: Investor Inquiries: Nancy Christal, (914) 722-4704	For Caremark: Investor Inquiries: Craig Hartman, (615) 743-6653

Media Inquiries: Eileen Howard Dunn, (401) 770-4561	Media Inquiries: Steve Lipin/Nina Devlin Brunswick Group, (212) 333-3810

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including expected synergies and projected revenues and cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

Caremark and CVS filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.

Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006. CVS, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVS in connection with the merger. A description of the interests of CVS’ directors and executive officers in CVS is set forth in the proxy statement for CVS’ 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006.

If and to the extent that any of the Caremark or CVS participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits are described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Caremark’s and CVS’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.